EXHIBIT 99.13

                              EMPLOYMENT AGREEMENT

      This agreement is made effective as of the "Closing Date," among WC Holdings, Inc., a Delaware corporation ("WCH"), Health Power, Inc., a Delaware corporation ("HPI"), CompManagement, Inc., an Ohio corporation ("CMI"), CompManagement Health Systems, Inc., an Ohio corporation ("CHS") and their subsidiaries (HPI, CMI, CHS and subsidiaries are hereinafter referred to collectively or individually, as the context may require, as the "Company"), and Paul A. Miller (the "Executive"). The term "Closing Date" means the date on which the "Effective Time" (as defined in the Agreement and Plan of Merger among Security Capital Corporation, a Delaware corporation, HP Acquisition Corp., a Delaware corporation, and HPI dated June 8, 2000, as amended) occurs. The parties hereby agree as follows:

      Section 1. EMPLOYMENT. The terms and conditions of this Employment Agreement ("Agreement") shall supersede and replace in their entirety the terms and conditions of any agreement or severance between CMI and the Executive. The Company hereby renews and continues the Executive's employment, and the Executive hereby accepts such employment renewal and continuation by the Company, on the terms and subject to the conditions set forth in this agreement.

      Section 2. TERM OF EMPLOYMENT. The term of the Executive's employment by the Company as renewed pursuant to this agreement shall begin on the effective date of this Agreement and shall end, unless sooner terminated in accordance with the provisions of Section 9, below, on December 31, 2005 (the "First Term"). Unless terminated in accordance with the provisions of Section 9, below, the Executive's employment under this Agreement shall automatically continue after the expiration of the First Term upon the same terms and conditions contained in this Agreement, or upon such other terms and conditions to which the parties may mutually agree in writing, for successive two-year periods (each a "Renewal Term"), commencing on the day following the termination date of the First Term or the preceding Renewal Term, as the case may be, and ending, unless sooner terminated in accordance with the provisions of Section 9, below, on the second anniversary of the applicable termination date.

      Section 3. SERVICES. The Executive shall continue to serve as the Chief Financial Officer and General Counsel of the Company. As such, the Executive shall perform such services as may be reasonably assigned to him by the CEO in order to enable him to carry out the responsibilities and authority granted to him under this Agreement. The Executive shall devote his full business time, attention, energy, and skill to the Company's business, provided that he shall be entitled to take vacations and sick leaves as may be provided pursuant to this Agreement or the Company's established policies. The Executive shall not engage in any business or investment activity (whether or not competitive with the Company) which requires any substantial time on his part.

      Section 4. RESPONSIBILITIES; AUTHORITY. As the CFO and General Counsel of the Company, the Executive shall be responsible for supervision and administration of the accounting and financial operations and the supervision and administration of legal matters involving or applicable to the Company pursuant to the policies and operating programs, budgets, procedures,

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and directions established or changed from time to time (collectively, the
"Policies and Programs") by the CEO, President and/or Chairman of the Board or the Board of Directors of the Company. Such responsibilities shall include, without limitation, the following: developing financial and operational goals and objections for each assigned department of the Company and implementing strategies to achieve such goals and objectives within budgeted amounts; planning and developing the financial and operational budgets and projections for each assigned department; assisting with developing financial and operational goals and objectives within budgeted amounts; maintaining client relations; hiring, training, supervising and discharging employees of assigned departments; and performing all other activities relating to assigned departments of the Company. The Executive shall report to the CEO of the Company and shall consult with the CEO of the Company, from time to time, on all matters relating to the business policies and financial planning the Company.

      The Executive shall have the authority on behalf of the Company to manage and conduct the operations of the Company in the ordinary course of its business pursuant to the Policies and Programs of the Company and the Policies and Programs of WCH which are applicable to the Company, provided that the Executive shall not take any of the following actions without the prior approval of the Chairman of WCH:

            (a) Incur capital expenditures or acquire assets having a price in excess of $100,000 individually or any other in excess of the budget amount or incur expenditures, debts, liabilities, or other financial commitments in excess of $100,000, unless the incurrance of such expenditures, debts, liabilities, or other financial commitments or the acquisition of such assets are in accordance with budgets previously approved by the Board of Directors of the Company or WCH;

            (b) Grant any mortgage, security interest, or other encumbrance on any assets of the Company;

            (c) Employ, change the compensation, or terminate the employment of the President or any Executive Vice President of the Company; or enter into any employment agreement not terminable at the will of the Company; or

            (d) Enter into any transaction, agreement, or take any other action that is outside the ordinary course of the Company's business or contrary to the Policies and Programs of the Company or the Policies and Programs of WCH applicable to the Company.

      Section 5. COMPENSATION. The Executive shall receive the following compensation:

            (a) BASE SALARY. A base salary of $148,500.00 per annum, or such greater base salary (the "Base Salary") as may be approved by the WCH Board, at a minimum on an annual basis, payable in accordance with the Company's and WCH's general policies for payment of compensation to its salaried personnel including a base salary review at least once a year.

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            (b) SALES COMMISSIONS. Sales commissions as provided in Section 6, below.

            (c) PERFORMANCE-BASED INCENTIVE BONUS. An annual performance-based cash incentive bonus in an amount up to 35% of the Base Salary (the "Bonus"). The Bonus shall be earned and paid in accordance with the Health Power, Inc. Performance-Based Incentive Compensation Plan (the "Incentive Plan"). Under the Incentive Plan, beginning with the 2001 Calendar Year (as defined in Section 6(e), below), and continuing for each Calendar Year thereafter during the First Term or any Renewal Term, as the case may be (each a "Performance Year"), the Board shall establish in writing and in good faith objective performance criteria or goals to be achieved by the Executive for that Performance Year (the "Performance Goals"). A copy of the Performance Goals as established by the Board shall be provided to the Executive. After the completion of each Performance Year, the Board shall review the achievement of the Performance Goals by the Executive and make a determination in good faith as to the amount of the Bonus earned by the Executive based upon the Executive's achievement of such Performance Goals. The Bonus shall be payable as provided in the Incentive Plan.

            (d) STOCK OPTIONS. Incentive Stock Options shall be granted in accordance with the Incentive Stock Option Plan attached as Exhibit A.

            (e) AUTOMOBILE ALLOWANCE. $600 per month as an automobile allowance plus the reimbursement of automobile expenses in accordance with the Company's policies subject to the submission of appropriate reports to the Company.

            (f) CORPORATE GOLF MEMBERSHIP. Participation in a corporate membership at the Heritage Golf Club.

      Section 6. SALES COMMISSIONS. The Executive shall receive the following sales commissions:

            (a) CMI SALES COMMISSIONS. The Company shall pay to the Executive sales commissions on the CMI Fees (as defined below) generated by the sales efforts of the Executive (the "CMI Sales Commissions"). The CMI Sales Commissions shall be in an amount up to (i) 25% of the amount (subject to allocation as described in subsection (d), below) of the CMI Fees for the first year of business from a CMI Employer (as defined below), which CMI Fees were generated by the sales efforts of the Executive, plus (ii) 25% of the amount (subject to allocation as described in subsection (d), below) of the increase in CMI Fees from one Calendar Year to the next Calendar Year from CMI Employers who are part of group rating plans of CMI, which CMI Fees were generated by the sales efforts of the Executive.

            CMI Sales Commissions shall be payable on CMI Fees applicable to CMI Employers located in any state or jurisdiction in which CMI is authorized and approved to conduct busineSection With respect to a business acquisition by CMI (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CMI Sales Commissions shall be payable with respect to any fees received by CMI

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      from any employer who, at the time of such acquisition, was a client or customer of the business acquired by CMI, except to the extent payable pursuant to (ii) of this subsection (a).

            For purposes of this agreement: (A) "CMI Fees" shall mean fees payable to CMI for its performance of third party administrative services for workers' compensation and unemployment compensation claims on behalf of CMI Employers; and (B) a "CMI Employer" shall mean any employer which receives third party administrative services for workers' compensation or unemployment compensation claims from CMI.

            (b) CHS SALES COMMISSIONS. The Company shall pay to the Executive sales commissions on the CHS Fees (as defined below) generated by the sales efforts of the Executive (the "CHS Sales Commissions") in an amount up to 25% of the amount (subject to allocation as described in subsection
      (d), below) of the CHS Fees for the first year of business from a CHS Employer, which CHS Fees were generated by the sales efforts of the Executive.

            CHS Sales Commissions shall be payable on CHS Fees applicable to CHS Employers located in any state or jurisdiction in which CHS is authorized and approved to conduct busineSection With respect to a business acquisition by CHS (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no CHS Sales Commissions shall be payable with respect to any fees received by CHS from any employer who, at the time of such acquisition, was a client or customer of the business acquired by CHS.

            For purposes of this agreement: (A) "CHS Fees" shall mean the fees payable to CHS for its performance of managed care organization ("MCO") services on behalf of CHS Employers; and (B) a "CHS Employer" is any employer which receives MCO services from CHS.

            (c) SALES COMMISSIONS ON OTHER SERVICES AND PRODUCTS. In addition to the payment of sales commissions relating to third party administrative services for workers' compensation and unemployment compensation claims and MCO services, as described above, the Company shall pay to the Executive sales commissions on fees payable to the Company with respect to the Company's other services and/or products (collectively, the "Other Services"), which fees were generated by the sales efforts of the Executive. Such sales commissions shall be payable only on the first year of fees payable by a customer of the Company for one or more of the Other Services. The amount of sales commissions for Other Services shall vary with respect to each service or product offered by the Company, with the amount of sales commissions ranging from 10% to up to 25% of the fees for each Other Service. The amount of sales commissions for each Other Service shall be determined by the Chief Executive Officer of the Company and shall be subject to allocation as described in subsection (d), below, and review and approval by the WCH Board.

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            With respect to a business acquisition by the Company (whether such acquisition is structured as an asset, stock, merger, or other similar type of transaction), no sales commissions on Other Services shall be payable with respect to any fees received by the Company from any customer who, at the time of such acquisition, was receiving such service or product from the business acquired by the Company.

            (d) ALLOCATION OF COMMISSIONS. The Executive acknowledges and agrees that the sales commission amount described in subsections (a), (b), and
      (c), above, represents the total amount of sales commissions which are payable with respect to the service or product described in that subsection, and that the sales commission amount may be allocated by the Company among all of the salespersons participating in the sales effort to that employer or customer. The Chief Executive Officer of the Company shall have the authority to allocate the sales commission amount in any manner such officer deems appropriate, in his reasonable discretion. In the event of any dispute regarding the allocation by the Chief Executive Officer of the sales commission amount, such dispute shall be referred to, and resolved by, the WCH Board, whose determination shall be binding and conclusive on all parties.

            (e) MISCELLANEOUS. All sales commissions described in this Section 6 shall be determined on a Calendar Year basis. The payment of the CMI Sales Commissions shall accrue upon the execution of a contract with the CMI Employer. The payment of the CHS Sales Commissions shall accrue upon (i) CHS receiving notification from the appropriate state agency that the CHS Employer has selected CHS as its MCO, or (ii) the execution of a contract with the CHS Employer. The payment of the sales commissions on Other Services shall accrue upon the execution of a contract with the party receiving the Other Services. In no event shall there exist any obligation to pay any sales commissions under this Section 6 unless and until the corresponding fees has been received from the employer or customer. For purposes of this agreement, a "Calendar Year" shall mean the period from January 1 through December 31 of the same year.

      Section 7. FRINGE BENEFITS. The Executive shall be entitled to the following fringe benefits:

            (a) Such fringe benefits and perquisites as may be generally provided by the Company to its salaried personnel pursuant to the Company's established policies.

            (b) Payment of the premiums by the Company with respect to the Executive's existing death and disability insurance policies.

      Section 8. SEVERANCE PAY. If the Executive's employment is terminated by the Company for any reason other than "just cause" (as defined inSection 9, below), then the Executive shall receive the following:

            (a) Payment of any Base Salary, CMI Sales Commissions, CHS Sales Commissions, and vacation pay accrued through the date of termination of employment.

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            (b)   Severance pay in an amount equal to (i) an amount equal to two times the Base Salary in effect at the time of termination of employment, plus (ii) an amount equal to the aggregate amount of CMI Sales Commissions, CHS Sales Commissions and Sales Commissions on Other Service and Products earned by the Executive pursuant toSection 6, above, for the Calendar Year immediately prior to termination but only with respect to those CMI Employers and CHS Employers who renew or maintain their business with the Company during the one-year period immediately after such termination, plus (iii) an amount equal to the amount of bonus earned, on a pro-rata basis, from the beginning of the Calendar Year through the date of termination of employment.

            (c) If the termination is in accordance with Sec.9(c), then the severance pay shall be the same as Sec.8(a), above, and in lieu of severance payments in 8(b) the Executive shall receive an amount equal to (i) 6 (six) months of the Base Salary in effect at the time of termination of employment, (ii) 50% of an amount equal to the aggregate amount of CMI Sales Commissions, CHS Sales Commissions and Sales Commissions on Other Services and Products earned by the Executive pursuant toSection 6, above, for the Calendar Year immediately prior to termination but only with respect to those CMI Employers and CHS Employers who renew or maintain their business with the Company during the one-year period immediately after such termination, plus (iii) the benefits described in Section 7.

            (d)   Benefits comparable to the fringe benefits described in
                  Section 7, above, until the earlier of two years (or six months if under Sec.8(c)) from the date of termination or the date any such benefit is provided to the Executive by another employer.

      If the severance compensation under this section would constitute a "parachute payment," as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance compensation shall be reduced to the largest amount as will result in no portion of the severance compensation payments under this section being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

      Payment of the amounts described in subsection (a) and (c), above, shall be made within 30 days after the termination of employment and payment of the amounts described in subsection (b), above, shall be made over a two-year period commencing with the termination of employment, in the same manner as the Base Salary is paid during employment.

      In the event of termination of the Executive's employment by the Company for just cause, the Executive shall be entitled to accrued compensation as provided in subsection (a), above, and to no further compensation.

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      If the Executive receives severance pay in accordance with subsection (b)
and (c), above, the Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under such subsection, however shall the Executive accept other employment, the Company's obligation to make the severance payments required under subsection (b), above shall be reduced by the amount of such base compensation (including assured bonus compensation) that the Executive receives in connection with such other employment.

      Section 9. TERMINATION OF EMPLOYMENT. The Executive's employment under this agreement may be terminated:

            (a) By the Company upon the occurrence of any event which constitutes "just cause", as defined below, or at any time thereafter.

            (b) By the Company for any reason other than just cause upon the giving of 90 days written notice to the Executive. If the Executive's employment is terminated pursuant to this subsection (b), then Executive shall be entitled to receive the severance pay and benefits described in Section 8(a), (b) and (d), above.

            (c) By the Company if the Company experiences a severe erosion of operating profits (as defined in Sec.9(c)(i), below). If the Executive's employment is terminated pursuant to this subsection (c), then the Executive shall be entitled to receive the severance pay and benefits described in Section 8
                  (c) and (d).

                  (i) Severe erosion of operating profits shall mean (i) a reduction in EBITDA (earnings before interest, taxes, depreciation and amortization) (adjusted for any allocation of corporate overhead) below $8,000,000.on an annual basis and (ii) the occurrence of a significant event, which would otherwise cause the Company to be indefinitely, impaired (i.e. the Ohio Worker's Compensation system is converted to private carriers, or the loss of a contract, which will materially affect the operating results of the business .)

            (d) By the Executive upon giving at least 30 days' advance written notice to the Company and the Company will pay the Executive the earned but unpaid portion of the Executive's Base Salary through the termination date. If the Executive gives notice of termination hereunder, the Company shall have the right to relieve the Executive, in whole or in part, of his duties under this Agreement and to advance the termination date from the date set by the Executive's notice to a date not less than 14 days from the

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                  receipt of the Executive's notice of termination. If the
                  Executive's employment is terminated pursuant to this subsection (d), the Executive shall be entitled to accrued compensation inSection 8(a) and to no further compensation.

            (e) If a Change in Control, as defined in Sec.9(e)(v), shall have occurred and within one year following such Change in Control the Company terminates the employment of the Executive for other than "just cause"; the Executive terminates his employment within six months after a Change of Control occurs; or the Executive terminates his employment after six months and within one year following a Change of Control for Good Reason, as defined in Sec.9(e)(vii), the Executive shall be entitled to the following Termination Benefits::

                  (i) the unpaid portion of his Base Salary plus credit for any vacation accrued but not taken and the amount of any earned but unpaid portion of any bonus incentive compensation, commission or any other benefit to which he is entitled under this Agreement through the date of the termination as a result of a Change in Control, plus one times the Executives "Current Annual Compensation", which is defined as the total of the Executives Base Salary in effect at the termination date, plus any performance or incentive bonuses and commissions received in the prior twelve months, and shall not include the value of any stock options granted or exercised, contributions to 401(k) or other qualified plans, medical, dental, or other insurance benefits, or other fringe benefits. The amount shall be paid in the ordinary course of business for the twelve month period beginning on the first day of the month after termination of employment following a Change of Control.

                  (ii) all outstanding stock options issued to the Executive shall become 100% vested and thereafter exercisable in accordance with such governing stock option agreements and plan.

                  (iii) the Company shall maintain for the Executive's benefit until the earlier of (y) 12 months after termination of employment following a Change of Control, or (z) the Executive's commencement of full-time employment with a new employer, all life insurance, medical, health and accident, and disability plans or programs in which the Executive shall have been entitled to participate prior to termination of employment following a Change of Control, provided the Executive's continued participation is permitted under the general terms of such plans and programs after the Change in Control. In the event the Executive's participation in any such plan or program is not permitted, the Company will

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                        provide directly the benefits to which the Executive
                        would be entitled under such plans and programs.

                  (iv) the Company shall reimburse expenses incurred by the Executive during the benefit period for outplacement services or job search expenses, up to a maximum amount of $5,000.

                  (v) the Termination Benefits shall be payable to the Executive as severance pay in consideration of his past service and of his continued services from the date hereof. Executive shall have no duty to mitigate his damages by seeking other employment, and the Company shall not be entitled to set off against amounts payable hereunder any compensation which the Executive may receive from future employment.

                  (vi) a Change of Control shall be deemed to have occurred if and when, after the date hereof, (i) in one or more transactions 50% or more of the assets of Security Capital Corporation and subsidiaries, is acquired by or combined with a person, partnership, corporation, trust or other entity ("Person") and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after the acquisition or combination, by the owners of the voting shares of Security Capital Corporation outstanding immediately prior to such acquisition or combination; or (ii) in one or more transactions 50% or more of the assets of Health Power, Inc and subsidiaries, is acquired by or combined with a person, partnership, corporation, trust or other entity ("Person") and less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) after such acquisition or combination is owned, immediately after the acquisition or combination, by the owners of the voting shares of Health Power Inc outstanding immediately prior to such acquisition or combination; or (iii) during the period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Boards of Directors of Security Capital Corporation and Health Power, Inc cease for any reason to constitute at least 60% thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of Security Capital Corporation or Health Power, Inc, respectively, representing 60% of the directors then in office who were directors at the beginning of the period.

                  (vii) If the severance compensation under this section would

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                        constitute a "parachute payment," as defined in Section
                        280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance compensation shall be reduced to the largest amount as will result in no portion of the severance compensation payments under this section being subject to the excise tax imposed by
                        Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

                  (viii)As used in this Agreement, the term "Good Reason"
                        means, without the Executive's written consent,

                        (a) a change in status, position or responsibilities
                            which, in the Executive's reasonable judgement, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the Change in Control; the assignment of any duties or responsibilities which, in the Executive's reasonable judgement, are not consistent with such status, position or responsibilities; or any removal from or failure to reappoint or reelect the Executive to any of such positions, except in connection with the termination of employment for total and permanent disability, death or Good Cause or by the Executive other than for Good Reason;

                        (b) a reduction by the Company in the Executive's base
                            salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase the Executive's base salary (within twelve months of the Executive's last increase in base salary) after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Company effected in the preceding twelve months.

                        (c) the relocation of the Company's principal executive
                            offices to a location outside the Columbus metropolitan area or the relocation of the Executive by the Company to any place other than the location at which the Executive performed duties prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a Change in Control;

                        (d) the failure of the Company to continue in effect any
                            incentive, bonus, or other compensation plan in which the Executive participates, including but not limited to the Company's stock option plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Executive's written consent, has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Executive's participation therein, or any action by the Company which

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                            would directly or indirectly materially reduce the
                            Executive's participation therein;

                        (e) the failure by the Company to continue to provide
                            the Executive with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed or entitled to at the time of the Change in Control, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Executive in entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof;

                        (f) the failure of the Company to obtain a satisfactory
                            agreement from any successor or assign of the Company to assume and agree to perform this Agreement; or

                        (g) any request by the Company that the Executive
                            participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct. Notwithstanding anything in this Section to the contrary, the Executive's right to terminate the employment pursuant to this Section shall not be affected by incapacity due to physical or mental illness.

                  (ix) Upon termination or expiration of this Agreement or any cessation of the Executive's employment hereunder, the Company shall have no further obligations under this Agreement and no further payments shall be payable by the Company to the Executive, except as provided herein and except as otherwise may be required under any benefit plans or arrangements maintained by the Company and applicable to the Executive at the time of such termination, expiration or cessation of the Executive's employment, including, without limitation thereto, salary, incentive compensation, sick leave, and vacation pay.

                  (x) The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate

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                        any settlement of any rights hereunder, because the cost
                        and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or enforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits entitled to be provided to the Executive hereunder, and that the Executive has complied with all obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as provided in this Section, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount equal to 25% of the total severance benefits payable to the Executive under Sections 8 or 9(e) of this Agreement. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

                        Notwithstanding the foregoing, the Company shall have no obligation to pay the expenses of the Executive's legal counsel regarding a "good faith" dispute between the parties concerning the following: (a) the Executive's involuntary termination of employment for just cause or for a disability; (b) the Executive's voluntary termination of employment for Good Reason; or (c) the occurrence of a Change in Control.

      For purposes of this Agreement, "just cause" shall mean the termination of the Executive for: (i) any act of habitual drunkenness; (ii) controlled substance abuse; (iii) dishonesty; (iv) criminal conduct (excluding minor traffic offenses); (v) acts of violence or willful destruction of Company property; (vi) falsification of any Company records or withholding of any relevant information; (vii) unethical or immoral behavior; (viii) being intoxicated or using intoxicants (drugs) not prescribed by a physician during working hours; (ix) theft, including unauthorized possession of Company property; (x) failure after written warning to perform the Executive's responsibilities and duties in accordance with the Policies and Programs of the Company or the Policies and Programs of WCC applicable to the Company, other than any such Policies or Programs that would require the Executive to engage in any unethical, immoral, or criminal

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
behavior, and failure to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to so perform appropriately at any time in the future (without the requirement of any additional notice from the Company); (xi) failure to fully perform and observe all obligations and conditions to be performed and observed by the Executive under this agreement, or under any other agreement between the Executive and the Company, and failure by the Executive to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having corrected any such failure, fails to perform and observe all such obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); (xii) failure to perform and observe all obligations and conditions to be performed and observed by the Executive which relate to obligations and conditions to be performed and observed by the Company under any material lease, agreement, note, or other document to which the Company is a party, and failure of the Executive to correct such failure within ten days after notice from the Company (specifying the corrective actions required) to do so or, if it is impossible to correct such failure within such ten days, failure to commence all possible actions to correct such failure within such ten days and thereafter to continue to pursue such actions until correction of such failure, or having so corrected any such failure, fails to perform and observe all such obligations and conditions at any time in the future (without the requirement of any additional notice from the Company); or (xiii) death or long-term disability.

      For purposes of this agreement, a long-term disability shall mean that:
(A)(1) because of physical or mental incapacity, it is probable, in the opinion of a licensed physician selected by the Company and acceptable to the Executive (or his personal representative or guardian if the Executive is incapacitated), that the Executive will not be able to engage actively in full-time employment by the Company for a period of 180 days or longer, or (2) the Executive is disabled under the definition of the disability policy or policies maintained by the Company for the benefit of the Executive; or (B) the Company selects such a licensed physician and the Executive fails within a reasonable time to submit to any examinations reasonably requested by that licensed physician.

      Section 10. NONCOMPETITION AND CONFIDENTIALITY. In consideration for providing the severance pay in Sec.8 , the Executive agrees as follows:

            (a) The Executive shall not at any time, either during the term of his employment with the Company or after the termination of such employment for whatever reason,

                  (i) Disclose to anyone (except to the extent necessary as a benefit to the Company in the performance of his duties and with prior written authorization by the Company) any trade secrets or confidential information, or

                  (ii) Solicit or seek to employ any employee of the Company to leave the employ of such Company, or

                  (iii) Solicit, recruit, or otherwise attempt to persuade the members or providers of the Company to leave such Company and do business with competing organizations.

            For purposes of (ii) and (iii) of this subsection, publication of an advertisement or notice in a publication of general solicitation shall not constitute solicitation or recruitment.

            (b) During the term of such employment, whatever it may be, and for a period of two years following termination of such employment under Sec.9(b) or for a period of six months following a termination of employment under Sec.9(c) (the "Non-Competition Period"), the Executive agrees that he shall not, directly or indirectly, on his own behalf, or as a member of any partnership, or as an officer, director, shareholder, agent, consultant, or employee of any other corporation or entity, compete with the Company or be engaged in, loan money or credit to, own any interest in, be employed by or otherwise participate in any other business which competes with the Company in (i) Ohio or (ii) any other geographic location (A) where the Company conducted business during the term of the Executive's employment by the Company or (B) where the Company, with the Executive's knowledge, had taken documented steps toward expanding into during the term of the Executive's employment by the Company. The foregoing shall not be construed to prohibit the Executive from owning, directly or indirectly, less than 5% of the securities of any class of any company listed on a national securities exchange or traded in the over-the-counter securities market which is not in direct competition with the Company.

                  (i) If the Executive's employment with the company ceases
            under Section 9(a) or Section 9(d), then the Executive agrees that, for a period of two years following the leaving of the Company, he will not solicit any customer of the Company or any employee of the Company. The parties agree that the Executive will sign the Company's normal non-solicitation agreement.

            (c) The Executive understands that this section is an essential element of this agreement and that the Company would not have entered into this agreement without this section being included in it. The Executive has consulted with his legal counsel and has been fully advised concerning the reasonableness and propriety of this section in the specific context of the operations and business of the Company, and the Executive acknowledges that this section is reasonable and appropriate in all respects. In the event of any violation or attempted violation of this section, the Executive specifically acknowledges and agrees that the Company's remedy at law will be inadequate, that the Company, its business and business relationships will suffer irreparable injury and, therefore, the Company shall be entitled to injunctive relief upon such breach in addition to any other remedy to which it may be entitled, either in law or in equity, without the necessity of proof of actual damage.

            (d) As used in this agreement, the terms "trade secrets" and "confidential information" shall mean any information acquired by the Executive in the course of his employment which is not generally known to the public and which, if revealed to unauthorized persons, would be detrimental to the reputation or business interests of the Company and includes, but is not limited to, any information relating to the Company's and its affiliates and subsidiaries' business operations and structure, sales methods, practices and techniques, technical know-how, advertising, or marketing methods and practices, its provider relationship and membership lists (including customer names and addresses), and the Company's and its affiliates or subsidiaries' relationships with suppliers, providers, and potential providers, Executives, members and potential members or other persons or entities doing business with the Company.

            (e) The Non-Competition Period shall be tolled during the period of any violation or attempted violation of this section by the Executive, and during such period the Company shall have no obligation to make any severance payment or provide any benefits to the Executive pursuant to
      Section 8(b) or (c) and (d)and Section 9, above. The Company shall provide notice to the Executive of any tolling of the Non-Competition Period.

            (f) If any payment under Section 8 0r Section 9, above, is not paid when due and remains unpaid ten days after notice is given to the Company by the Executive, a payment default shall exist. In the event of a payment default by the Company, the Executive shall have the option to either (i) give notice to the Company that the Executive elects not to abide by the noncompetition provisions described in subsection (b), above, in which case the Executive shall be automatically released from all further obligations under subsection (b), above, and the Company shall be automatically released from all further obligations under Section 8(b) or
      (c) and (d), above, other than the Company's obligation to pay the Executive all accrued but unpaid severance payments to the date that such notice of election was received by the Company, or (ii) remain obligated under the noncompetition provisions described in subsection (b) and enforce the Company's obligations under Section 8(b) or (c) and (d), above. Notwithstanding the foregoing, a default shall not exist under this section if the non-payment is due to the Company exercising its rights under subsection (e) during the period of any violation or attempted violation of subsection (b) by the Executive.

      Section 11. RETURN OF RECORDS. Upon termination of employment, the Executive will deliver to the Company all records, reports, data, memoranda, notes, models, and equipment of any nature that are in the Executive's possession or under the Executive's control prepared or acquired in the course of the Executive's employment relationship with the Company. The Executive further agrees not to take any such information or data, or reproductions of such information or data, that relate to the business activities of the Company or to parties in a contract relationship with the Company.

      Section 12. EXECUTIVE'S CAPACITY. The Executive represents and warrants to the Company that he has the capacity and right to enter into this agreement and perform all his services under this agreement without any restriction whatsoever by any other agreement, other document, or otherwise.

      Section 13. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes any prior discussions, negotiations, representations, or agreements between them relating to the employment of the Executive; provided, however, that no provisions of this agreement shall supersede or replace any noncompetition and/or confidentiality provisions contained in the Prior Employment Agreement, which noncompetition and confidentiality provisions are restated in, and continued pursuant to, this agreement. No additions or other changes to this agreement shall be made or be binding on either party unless made in writing and signed by each party to this agreement.

      Section 14. NOTICES. All notices and other communications required or permitted to be given under this agreement to any party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that party at the telecopy number for that party set forth below, mailed by certified mail (return receipt requested) to the address for that party set forth below, or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that party at the address set forth below (or to such other address or telecopy number as any party may have furnished in writing to the other party in the manner provided above):

            (a)   If to the Company:

                  WC Holdings, Inc.
                  c/o Capital Partners, Inc.
                  One Pickwick Plaza, Suite 310
                  Greenwich, Conn. 06830
                  Attention:  Chairman
                  Telecopy No.: (203) 625-0423

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
            (b)   If to the Executive

                  Paul A. Miller
                  c/o CompManagement, Inc.
                  6377 Emerald Parkway
                  Dublin, Ohio 43017
                  Telecopy No.: (614) 790-2400

      Section 15. GOVERNING LAW. All questions concerning the validity, intention, or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance hereunder shall be construed and resolved under the laws of Ohio.

      Section 16. SEVERABILITY. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdictions determines that it is impossible or violative of any legal prohibition to construe any provision of this agreement consistently with any law, legal prohibition, or public policy and consequently holds that provision to be invalid or prohibited, that shall in no way affect the validity of the other provisions of this agreement which shall remain in full force and effect.

      Section 17. NONWAIVER. No failure by any party to insist upon strict compliance with any term of this agreement, to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect or constitute a waiver of, any party's right to demand strict compliance with all provisions of this agreement.

      Section 18. CAPTIONS. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

      Section 19. SUCCESSORS. This agreement shall be personal to the Executive and no rights or obligations of the Executive under this agreement may be assigned by him. Except as described in the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, legal representatives, successors, and assigns of each party to this agreement. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. WCH, as the principal shareholder of the Company, has executed this agreement to evidence its agreement to be bound by the provisions of this Section 19 and to be subject to the obligations under Section 8 of this agreement resulting from a breach of this Section 19.

WC Holdings, Inc.                         Health Power, Inc.



By /s/ BRIAN D. FITZGERALD                By /s/ ROBERT J. BOSSART
       Brian D. Fitzgerald, Chairman             Robert J. Bossart, Chairman


The Executive                             CompManagement, Inc.



By /s/ PAUL A. MILLER                     By /s/ ROBERT J. BOSSART
       Paul A. Miller                            Robert J. Bossart, Chairman



                                          CompManagement Health Systems, Inc.



                                          By /s/ ROBERT J. BOSSART
                                                 Robert J. Bossart, Chairman

                                       18